 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32349

Bermuda	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

Signet Jewelers Limited (the “Company”) announced that Virginia “Gina” C. Drosos has been appointed to the Company’s Board of Directors (the “Board”), effective July 25, 2012.  A copy of the press release announcing Ms. Drosos’ election to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Ms. Drosos currently is Group President, Global Beauty, Skin, Cosmetics and Personal Care of Procter & Gamble Company (NYSE: PG), a leading multinational manufacturer of consumer packaged goods.  She recently announced her retirement from this position, effective September 1, 2012.  Ms. Drosos joined Procter & Gamble in 1987, and has held positions of increasing responsibility since then.  Ms. Drosos became Group President of Global Female Beauty, Beauty and Grooming in 2010 before assuming her current position in August 2011.  As a global business unit Group President, Ms. Drosos has responsibility for Procter & Gamble’s Global Beauty Care business unit operations, strategy and long term business development.

The Board of Directors has determined that Ms. Drosos is an independent director under the New York Stock Exchange listing standards.

There is no arrangement or understanding between Ms. Drosos and any other persons pursuant to which she was appointed as a director of the Company and there have been no related party transactions involving Ms. Drosos and the Company.

Ms. Drosos has entered into a letter of appointment of independent director and a deed of indemnity for directors and certain other persons substantially in the respective forms filed as Exhibits 10.28 and 10.29 to the Company’s Form 10-K for the fiscal year ended January 28, 2012, which outline the terms of a director’s appointment to the Board and provide for indemnification coverage for a director.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

99.1                      Press Release of Signet Jewelers Limited, dated July 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: July 27, 2012

	By:	/s/ Mark A. Jenkins
	Name:	Mark A. Jenkins
	Title:	Signet Company Secretary & Chief Legal Officer

EXHIBIT INDEX

99.1.             Press Release of Signet Jewelers Limited, dated July 27, 2012.